Exhibit 99.1

               Gladstone Investment Corporation Reports
    Financial Results for the Three Months Ended December 31, 2005



    MCLEAN, Va.--(BUSINESS WIRE)--Feb. 8, 2006--Gladstone Investment Corp. (NASDAQ:GAIN):

    -- Net Investment Income was $1.75 million or $0.11 per common share

    -- Net Increase in Net Assets From Operations was $1.61 million or $0.10 per common share

    Gladstone Investment Corp. (NASDAQ:GAIN) (the "Company") today announced earnings for the three months ended December 31, 2005 and for the period June 22, 2005 (commencement of operations) to December 31, 2005. All per share references are per basic and diluted weighted average common share outstanding, unless otherwise noted.
    Net Investment Income for the quarter ended December 31, 2005 was $1,752,570 or $0.11 per share and was $3,185,276 or $0.20 per share for the period of June 22, 2005 (commencement of operations) to December 31, 2005.
    Net Increase in Net Assets Resulting from Operations for the three months ended December 31, 2005 was $1,614,747 or $0.10 per share. The Net Increase in Net Assets Resulting from Operations for the period June 22, 2005 (commencement of operations) to December 31, 2005 was $3,111,279 or $0.19 per share.
    The Company also recorded net unrealized depreciation on its investments of $175,879 for the three months ended December 31, 2005 and $112,053 for the period June 22, 2005 (commencement of operations) to December 31, 2005.
    Total assets were $230,956,388 at December 31, 2005, as compared to $51,500 at March 31, 2005. Net asset value was $230,376,300 or $13.91 per actual common share outstanding at December 31, 2005 as compared to $15.00 per actual common share outstanding at March 31, 2005.
    The weighted average yield on our portfolio of investments, excluding cash and cash equivalents, was 6.42% for both the three months ended December 31, 2005 and for the period from June 22, 2005 (commencement of operations) to December 31, 2005.
    During the three months ended December 31, 2005 the Company recorded the following activity:

    -- Recorded new loans of approximately $23.4 million with 7 portfolio investments;

    --  Received principal repayments of $3.0 million; and

    -- Recognized gains of $38 thousand on the sale of three loan participations.

    At December 31, 2005, the Company had investments in debt securities in twelve private companies having an aggregate cost balance of approximately $60.8 million and a fair value of approximately $60.7 million.
    "During the quarter we were able to invest in $23.4 million of new portfolio investments. Subsequent to quarter end, we closed on our first equity investment and are working actively on several additional investments that we anticipate will build a solid portfolio for the long-term," said Chip Stelljes, President and Chief Investment Officer.

    Subsequent to December 31, 2005, the Company:

    -- Contributed a $2.5 million investment in our wholly-owned subsidiary that utilized the funds to acquire a 95% equity interest in a school bus dealership. The equity interest was valued at $4.2 million, by which our wholly-owned subsidiary financed the remaining $1.7 million; and made a loan for $4 million to the same dealership for a total investment of $6.5 million;

    -- Purchased an additional $4.8 million of loan participations with two portfolio companies;

    -- Purchased loan participations of $18.9 million in six companies;

    --  Sold one loan participation for $1.0 million; and

    -- The Board of Directors declared its monthly cash dividends of $0.07 per common share for each of the months of January, February and March of 2006.

    Results reported today for investment income and operating expenses are not expected to be indicative of future operating performance. In particular, the Company expects investment income to increase in future periods, as compared to the three months ended December 31, 2005 and the period June 22, 2005 (commencement of operations) to December 31, 2005, as a result of the investment of the net proceeds from the initial public offering and as investments are made in portfolio company securities that the Company expects will yield a greater return than the cash and cash equivalents in which the vast majority of the net proceeds of the Company's initial public offering are currently invested.
    The Company will hold a conference call Thursday, February 9, 2006 at 9:30 am EDT to discuss third quarter earnings. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions. A replay of the conference call will be available through March 9, 2006. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 190142.
    The live audio broadcast of Gladstone Investment's quarterly conference call will be available online at www.GladstoneInvestment.com and www.investorcalendar.com. The online replay will follow shortly after the call.
    Gladstone Investment Corporation is an investment company that seeks to make debt and equity investments in small and mid-sized private businesses in the U.S. in connection with acquisitions, changes in control and recapitalizations. For more information please visit our website at http://www.GladstoneInvestment.com.

    This press release may include statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the future performance of the Company. Words such as "believes," "expects," "anticipates," "estimated," "approximately" "projects" and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption "Risk factors" of the Company's prospectus dated June 22, 2005, as filed with the Securities and Exchange Commission on June 23, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.



                   GLADSTONE INVESTMENT CORPORATION
                        STATEMENT OF OPERATIONS
                              (UNAUDITED)

                                                       For the period
                                                       June 22, 2005
                                      For the three   (Commencement of
                                       months ended    Operations) to
                                       December 31,     December 31,
                                           2005             2005
                                     ---------------- ----------------

INVESTMENT INCOME
    Interest income - investments    $       790,879  $       984,457
    Interest income - cash and cash
     equivalents                           1,530,809        3,192,019
                                     ---------------- ----------------
        Total investment income            2,321,688        4,176,476
                                     ---------------- ----------------

EXPENSES
    Administration fee to Gladstone
     Administration                           73,424          178,469
    Base management fee to Gladstone
     Management                              265,522          357,630
    Directors fees                            51,000          103,000
    Insurance                                 69,552          112,030
    Organizational costs                           -            7,002
    Professional fees                         69,570          135,872
    Stockholder related costs                 24,363           67,901
    Interest                                       -              378
    General and administrative                15,687           28,918
                                     ---------------- ----------------
        Total expenses                       569,118          991,200
                                     ---------------- ----------------
NET INVESTMENT INCOME                      1,752,570        3,185,276
                                     ---------------- ----------------

REALIZED AND UNREALIZED GAIN (LOSS)
 ON INVESTMENTS
Realized gain on sale of investment           38,056           38,056
Net unrealized depreciation of
 investment portfolio                       (175,879)        (112,053)
                                     ---------------- ----------------
        Net loss on investments             (137,823)         (73,997)
                                     ---------------- ----------------


NET INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS                     $     1,614,747  $     3,111,279
                                     ================ ================

NET INCREASE IN NET ASSETS RESULTING
 FROM OPERATIONS PER COMMON SHARE:
    Basic and Diluted                $          0.10  $          0.19
                                     ================ ================

SHARES OF COMMON STOCK OUTSTANDING:
    Basic and diluted weighted
     average shares                       16,560,100       16,312,600





                   GLADSTONE INVESTMENT CORPORATION
                  STATEMENT OF ASSETS AND LIABILITIES
                              (UNAUDITED)

                                             December 31,   March 31,
                                                 2005         2005
                                             ------------- -----------

ASSETS
Cash                                         $ 16,218,450  $    3,636
Investments at fair value (Cost 12/31/2005:
 $60,823,059)                                  60,711,006           -
Cash equivalents                              153,128,873           -
Interest receivable                               317,233           -
Prepaid insurance                                 172,485           -
Prepaid directors fees                             42,000           -
Deferred offering costs                                 -      47,864
Other assets                                      366,341           -
                                             ------------- -----------
TOTAL ASSETS                                 $230,956,388  $   51,500
                                             ============= ===========


LIABILITIES
Accounts payable                             $      2,207  $        -
Administration fee payable to Gladstone
 Administration                                    73,424           -
Base management fee payable to Gladstone
 Management                                       192,787           -
Loan payable to affiliate                               -      50,000
Accrued expenses                                  311,670           -
                                             ------------- -----------
Total Liabilities                                 580,088      50,000
                                             ------------- -----------
NET ASSETS                                   $230,376,300  $    1,500
                                             ============= ===========

ANALYSIS OF NET ASSETS:
Common stock, $0.001 par value, 100,000,000
 shares authorized and 16,560,100 and 100
 shares issued and outstanding, respectively $     16,560  $        -
Capital in excess of par value                230,229,279       1,500
Net unrealized depreciation of investment
 portfolio                                       (112,053)          -
Undistributed net investment income               242,514           -
                                             ------------- -----------
Total Net Assets                             $230,376,300  $    1,500
                                             ============= ===========
Net assets per share                         $      13.91  $    15.00
                                             ============= ===========




                   GLADSTONE INVESTMENT CORPORATION
                         FINANCIAL HIGHLIGHTS
                              (UNAUDITED)

                                                       For the period
                                                       June 22, 2005
                                      For the three   (Commencement of
                                       months ended    Operations) to
                                      December 31,     December 31,
                                          2005             2005
                                     ---------------- ----------------
Per Share Data (1)
------------------------------------
Balance at beginning of period       $         13.93  $             -
Net proceeds from initial public
 offering (2)                                      -            13.95
                                     ---------------- ----------------
Offering costs                                     -            (0.05)
Income from investment operations:
  Net investment income (3)                     0.11             0.20
  Realized gain on sale of
   investments (3)                              0.00             0.00
  Net unrealized depreciation of
   investments (3)                             (0.01)           (0.01)
                                     ---------------- ----------------
Total from investment operations                0.10             0.19
                                     ---------------- ----------------
  Distributions                                (0.12)           (0.18)
                                     ---------------- ----------------
Net asset value at end of period     $         13.91  $         13.91
                                     ================ ================

Per share market value at beginning
 of period                           $         15.05  $         15.00
Per share market value at end of
 period                                        13.59            13.59
Total Return (4) (5)                           -6.63%           -8.25%
Shares outstanding at end of period       16,560,100       16,560,100

Ratios/Supplemental Data
------------------------------------
Net assets at end of period          $   230,376,300  $   230,376,300
Average net assets (6)               $   229,896,936  $   225,793,817
Ratio of expenses to average net
 assets-annualized                              0.99%            0.75%
Ratio of net investment income to
 average net assets-annualized                  3.05%            2.42%

------------------------------------

(1) Based on actual shares outstanding.

(2) Net of initial underwriting discount of $1.05 per share.

(3) Based on weighted average basic per share data.

(4) Total return equals the change in the market value of our common stock from the beginning of the period taking into account dividends reinvested in accordance with the terms of our dividend reinvestment plan.

(5) Amounts are not annualized.

(6) Average net assets calculated from October 1, 2005 and June 22, 2005 (commencement of operations), respectively to December 31, 2005.




    CONTACT: Gladstone Investment Corp.
             Kelly Sargent, 703-287-5835